Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for First Quarter 2023 With Meaningful YoY Improvements Across all KPIs

May 9, 2023

•For the quarter ended March 31, 2023:
◦Direct and Assumed Policy Premiums of $1.7 billion, a 2% increase YoY
◦Premiums earned of $1.4 billion, a 50% increase YoY
◦Medical Loss Ratio of 76.3%, a 108 bps improvement YoY
◦Net loss of $39.6 million, an improvement of $37.7 million YoY
◦Adjusted EBITDA of $51.1 million, an improvement of $88.1 million YoY
◦InsuranceCo Administrative Expense Ratio of 18.6%, a 121 bps improvement YoY
◦InsuranceCo Combined Ratio of 94.9%, a 230 bps improvement YoY
◦Adjusted Administrative Expense Ratio of 21.7%, a 206 bps improvement YoY

New York, NY, May 9, 2023 - Health tech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the first quarter ended March 31, 2023.

"I believe that Oscar has the power to transform the healthcare system, and I am excited to lead the company through this next phase of its evolution," said Mark Bertolini, CEO of Oscar. "First quarter results demonstrate solid fundamentals across the business and that we're executing well against our plan. As we focus on the opportunities to optimize our operations and drive meaningful cost savings, we're well-positioned to deliver on our targets for InsuranceCo profitability this year and Total Company profitability in 2024."

Total Direct and Assumed Policy Premiums were $1.7 billion in the quarter, up 2% year-over-year (“YoY”), driven primarily by rate increases. Premiums earned in the quarter were up 50% YoY, driven by the same factors that drove the increase in Direct and Assumed Policy Premiums, as well as lower risk transfer per member as a percent of premiums, and the impact of deposit accounting for quota share reinsurance agreements.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, improved 230 bps YoY to 94.9%, reflecting a consolidated profit across the insurance companies, driven by both an improved MLR and administrative cost efficiencies. Specifically, the MLR improved 108 bps YoY to 76.3%, due to our disciplined pricing strategy and total cost of care initiatives. The InsuranceCo Administrative Expense Ratio improved 121 bps YoY to 18.6%, primarily driven by lower distribution expenses.

The Adjusted Administrative Expense Ratio improved 206 bps YoY to 21.7%, primarily due to lower distribution expenses, as well as higher investment income. The Adjusted EBITDA of $51.1 million significantly improved by $88.1 million YoY, and also improved as a percentage of premiums before ceded reinsurance by 6 points as compared to the prior period. Net loss of $39.6 million improved by $37.7 million YoY, less than Adj EBITDA largely due to the cancellation of the founders’ awards.

Oscar is reaffirming its full year 2023 outlook across all metrics as provided in its financial results press release dated February 9, 2023, including anticipated MLR range between 82% and 84%, and Adjusted EBITDA1 loss of ($175) million to ($75) million.

1 See “Non-GAAP Financial Information” below.

Oscar Health, Inc.
News Release

Financial Results Summary

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Premiums before ceded reinsurance	$1,426,262	$1,315,064
Reinsurance premiums ceded	2,364	(359,663)
Premiums earned	$1,428,626	$955,401
Total revenue	$1,469,685	$972,765
Total operating expenses	$1,495,050	$1,041,294
Net loss	$(39,628)	$(77,320)

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended March 31,
	2023	2022
Direct and Assumed Policy Premiums (in thousands)	$1,719,409	$1,681,211
Medical Loss Ratio	76.3%	77.4%
InsuranceCo Administrative Expense Ratio	18.6%	19.8%
InsuranceCo Combined Ratio	94.9%	97.2%
Adjusted Administrative Expense Ratio	21.7%	23.8%
Adjusted EBITDA(1) (in thousands)	$51,068	$(37,040)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	March 31, 2023	March 31, 2022
Individual and Small Group	948,431	1,032,768
Medicare Advantage	1,793	4,607
Cigna + Oscar(1)	67,108	36,220
Total Members	1,017,332	1,073,595
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, May 9, 2023, at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct and assumed policy premiums, medical loss ratio, administrative expense ratio and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs, including as a result of uncertainty due to COVID-19; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards, including as a result of our participation in government-sponsored programs, such as Medicare; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of risk adjustment programs; our ability to utilize quota share reinsurance to reduce our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; our ability to attract and retain qualified personnel; incurrence of cyber-security breaches of our and our partners’ information and technology systems; our ability to remediate a material weakness in our internal controls over financial reporting and the identification of additional material weaknesses in the future or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of over one million members as of March 31, 2023. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
JoAnna DiTullio
Senior Director of Communications
jditullio@hioscar.com
310-592-8046

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue
Premiums before ceded reinsurance	$1,426,262	$1,315,064
Reinsurance premiums ceded	2,364	(359,663)
Premiums earned	1,428,626	955,401
Administrative services revenue	3,885	18,493
Investment income (loss) and other revenue	37,174	(1,129)
Total revenue	1,469,685	972,765

Operating Expenses
Claims incurred, net	1,091,592	734,566
Other insurance costs	227,431	165,402
General and administrative expenses	102,150	74,664
Federal and state assessments	73,891	69,867
Premium deficiency reserve release	(14)	(3,205)
Total operating expenses	1,495,050	1,041,294
Loss from operations	(25,365)	(68,529)
Interest expense	6,136	4,221
Other expenses	6,106	3,053
Loss before income taxes	(37,607)	(75,803)
Income tax expense	2,021	1,517
Net loss	(39,628)	(77,320)
Less: Net income (loss) attributable to noncontrolling interests	144	(2,168)
Net loss attributable to Oscar Health, Inc.	$(39,772)	$(75,152)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.18)	$(0.36)
Weighted average common shares outstanding, basic and diluted	216,912,866	210,547,696

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$2,109,571	$1,558,595
Short-term investments	1,324,544	1,397,287
Premiums and accounts receivable	186,035	216,475
Risk adjustment transfer receivable	48,122	49,861
Reinsurance recoverable	452,235	892,887
Other current assets	10,712	6,450
Total current assets	4,131,219	4,121,555
Property, equipment, and capitalized software, net	64,083	59,888
Long-term investments	165,239	222,919
Restricted deposits	27,287	27,483
Other assets	95,202	94,756
Total Assets	$4,483,030	$4,526,601

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$954,076	$937,727
Risk adjustment transfer payable	1,810,155	1,517,493
Premium deficiency reserve	4,199	4,214
Unearned premiums	73,349	78,998
Accounts payable and other liabilities	299,461	297,841
Reinsurance payable	40,458	427,649
Total current liabilities	3,181,698	3,263,922
Long-term debt	298,194	297,999
Other liabilities	71,376	72,280
Total liabilities	3,551,268	3,634,201
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of March 31, 2023 and December 31, 2022	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 183,233,615 shares issued and outstanding as of March 31, 2023 and 181,176,239 shares issued and outstanding as of December 31, 2022, respectively	2	2
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Treasury stock (314,600 shares as of March 31, 2023 and December 31, 2022)	(2,923)	(2,923)
Additional paid-in capital	3,582,761	3,509,007
Accumulated deficit	(2,645,759)	(2,605,987)
Accumulated other comprehensive income (loss)	(4,479)	(9,715)
Total Oscar Health, Inc. stockholders' equity	929,602	890,384
Noncontrolling interests	2,160	2,016
Total stockholders' equity	931,762	892,400
Total Liabilities and Stockholders' Equity	$4,483,030	$4,526,601

Oscar Health, Inc.
News Release
Oscar Health, Inc.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(39,628)	$(77,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred taxes	(183)	—
Net realized loss (gain) on sale of financial instruments	43	582
Depreciation and amortization expense	4,939	3,799
Amortization of debt issuance costs	194	129
Stock-based compensation expense	71,494	27,690
Investment amortization, net of accretion	(7,322)	1,922
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	30,440	(18,884)
Risk adjustment transfer receivable	1,740	(9,956)
Reinsurance recoverable	440,652	(153,698)
Other assets	(4,526)	455
Increase / (decrease) in:
Benefits payable	16,349	247,747
Unearned premiums	(5,648)	(344)
Premium deficiency reserve	(14)	(3,205)
Accounts payable and other liabilities	714	(14,733)
Reinsurance payable	(387,191)	187,004
Risk adjustment transfer payable	292,662	371,661
Net cash provided by operating activities	414,715	562,849
Cash flows from investing activities:
Purchase of investments	(202,650)	(166,769)
Sale of investments	15,052	169,374
Maturity of investments	330,486	105,842
Purchase of property, equipment and capitalized software	(7,379)	(6,247)
Change in restricted deposits	—	611
Net cash provided by investing activities	135,509	102,811
Cash flows from financing activities:
Proceeds from long-term debt	—	305,000
Payments of debt issuance costs	—	(7,035)
Proceeds from joint venture contribution	471	250
Proceeds from exercise of stock options	35	560
Net cash provided by financing activities	506	298,775
Increase in cash, cash equivalents and restricted cash equivalents	550,730	964,435
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,580,497	1,125,557
Cash, cash equivalents, restricted cash and cash equivalents—end of period	2,131,227	2,089,992
Cash and cash equivalents	2,109,571	2,068,632
Restricted cash and cash equivalents included in restricted deposits	21,656	21,360
Total cash, cash equivalents and restricted cash and cash equivalents	$2,131,227	$2,089,992

Supplemental Disclosures:
Interest payments	$11,319	$261

Oscar Health, Inc.
News Release
Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct Policy Premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed Policy Premiums are premiums we receive primarily as part of our reinsurance arrangements under our Cigna+Oscar small group plan offering.

We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because each of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio are calculated on the basis of Direct and Assumed Policy Premiums.

Medical Loss Ratio
Medical Loss Ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$1,048,058	$1,010,035
Assumed reinsurance claims	47,158	24,242
Excess of loss ceded claims (2)	(4,146)	(11,433)
State reinsurance (3)	(5,913)	(11,329)
Net claims before ceded quota share reinsurance (A)	$1,085,157	$1,011,515

Premiums before ceded reinsurance	$1,426,262	$1,315,064
Excess of loss reinsurance premiums (4)	(4,291)	(8,128)
Net premiums before ceded quota share reinsurance (B)	$1,421,971	$1,306,936
Medical Loss Ratio (A divided by B)	76.3%	77.4%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

Oscar Health, Inc.
News Release

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before the impact of quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. The numerator and denominator in the calculation below reflect an adjustment to remove the impact of the Company’s quota share arrangements. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Other insurance costs	$227,431	$165,402
Impact of quota share reinsurance (1)	(9,295)	36,479
Stock-based compensation expense	(27,154)	(13,078)
Federal and state assessment of health insurance subsidiaries	73,567	70,211
Health insurance subsidiary adjusted administrative expenses(A)	$264,549	$259,014

Premiums before ceded reinsurance	$1,426,262	$1,315,064
Excess of loss reinsurance premiums	(4,291)	(8,128)
Net premiums before ceded quota share reinsurance(B)	$1,421,971	$1,306,936
InsuranceCo Administrative Expense Ratio(A divided by B)	18.6%	19.8%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(7,759) and $(1,832) for the three months ended March 31, 2023 and 2022.

InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the core performance of the insurance business, prior to the impact of quota share and net investment income.

	Three Months Ended
	March 31, 2023	March 31, 2022
Medical Loss Ratio	76.3%	77.4%
InsuranceCo Administrative Expense Ratio	18.6%	19.8%
InsuranceCo Combined Ratio	94.9%	97.2%

Oscar Health, Inc.
News Release
Adjusted Administrative Expense Ratio

The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (“Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, including quota share reinsurance premiums ceded and excluding excess of loss reinsurance premiums ceded and non-recurring items (“Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total Operating Expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. Adjusted Administrative Expenses exclude insurance-based expenses, non-cash expenses and non-recurring expenses. The Company believes Adjusted Administrative Expense Ratio is useful to evaluate the Company’s ability to manage its overall administrative expense base. This ratio also provides further clarity into the Company’s overall path to profitability. Below is a calculation of our Adjusted Administrative Expense Ratio for the periods indicated.

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Total Operating Expenses	$1,495,050	$1,041,294
Claims incurred, net	(1,091,592)	(734,566)
Premium deficiency reserve release	14	3,205
Impact of quota share reinsurance (1)	(9,295)	36,479
Total Administrative Expenses	$394,177	$346,412
Stock-based compensation expense	(71,494)	(27,690)
Depreciation and amortization	(4,939)	(3,799)
Adjusted Administrative Expenses (A)	$317,744	$314,923
Total Revenue	$1,469,685	$972,765
Reinsurance premiums ceded	(2,364)	359,663
Excess of loss reinsurance premiums	(4,291)	(8,128)
Adjusted Total Revenue (B)	$1,463,030	$1,324,300
Adjusted Administrative Expense Ratio (A divided by B)	21.7%	23.8%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(7,759) and $(1,832) for the three months ended March 31, 2023 and 2022, respectively.

Oscar Health, Inc.
News Release
Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Net loss	$(39,628)	$(77,320)
Interest expense	6,136	4,221
Other expenses	6,106	3,053
Income tax expense	2,021	1,517
Depreciation and amortization	4,939	3,799
Stock-based compensation (1)	71,494	27,690
Adjusted EBITDA	$51,068	$(37,040)
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Quota share ceded premiums	$12,360	$(359,928)
Quota share ceded claims	(6,435)	276,948
Ceding commission, net of deposit accounting impact (1)	(9,295)	36,479
Experience refund	(5,705)	8,393
Net quota share impact	$(9,075)	$(38,108)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(7,759) and $(1,832) for the three months ended March 31, 2023 and 2022, respectively.

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Reinsurance premiums ceded, gross	$10,078	$(367,111)
Experience refunds	(7,714)	7,448
Reinsurance premiums ceded	2,364	(359,663)
Reinsurance premiums assumed	55,935	24,790
Total reinsurance premiums (ceded) and assumed	$58,299	$(334,873)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Direct claims incurred	$1,048,058	$1,010,035
Ceded reinsurance claims	(3,624)	(299,711)
Assumed reinsurance claims	47,158	24,242
Total claims incurred, net	$1,091,592	$734,566

The Company records general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in thousands)
Other insurance costs, gross	$225,896	$203,713
Reinsurance ceding commissions	1,535	(38,311)
Other insurance costs, net	$227,431	$165,402

Oscar Health, Inc.
News Release
The Company records reinsurance recoverables within current assets on its consolidated balance sheets. The composition of the reinsurance recoverable balance is as follows:

	March 31, 2023	December 31, 2022
	(in thousands)
Ceded reinsurance claim recoverables	$445,592	$776,266
Reinsurance ceding commissions	2,084	42,805
Experience refunds on reinsurance agreements	4,559	73,816
Reinsurance recoverable	$452,235	$892,887